UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Titan Pharmaceuticals, Inc. (the “Special Meeting”) was scheduled for June 30, 2020, for the sole purpose of seeking approval of a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock (the “Amendment”). Every stockholder vote is important and in order to allow for additional voting on the Amendment, the Chairman determined, in his discretion, to adjourn the Special Meeting until Thursday, July 16, 2020, at 9:00 a.m. Pacific Standard Time.

The Amendment requires the favorable vote of a majority of our outstanding shares of common stock as of May 22, 2020, the record date for the Special Meeting (the “Record Date”). On the Record Date, there were 95,660,355 shares of common stock outstanding. Accordingly, the affirmative vote of holders of at least 47,830,178 shares is necessary to implement the Amendment.

We recently announced a co-promotion partnership for commercialization of our Probuphine® (buprenorphine) implant that focuses on countrywide multichannel digital marketing programs to rapidly expand product awareness and help increase the use of Probuphine for the treatment of Opioid Use Disorder in eligible patients. While our partner will bear the bulk of the expenses for this program, we are committed to providing a portion of the funds during the first two years. As previously disclosed, our current cash resources are only sufficient to fund our operations through the third quarter of this year and we have only about 5 million authorized shares remaining, which is insufficient to undertake the financings necessary to fund our operations beyond the next three months. Approval of the Amendment is critical to enable us to continue our commercial operations to expand sales of Probuphine® and fund other product development efforts over the next few years.

The resumed meeting can be attended using the same access information that was used initially for the Special Meeting, the details of which are set forth in the Definitive Proxy Statement we filed with the SEC on May 25, 2020. The fastest and easiest way to vote is to call 866-619-4651 and speak with a proxy voting specialist Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	President and Chief Executive Officer